Exhibit 10.2

EXECUTION COPY

COMMON STOCK SUBSCRIPTION AGREEMENT

by and between

ANTERO RESOURCES CORPORATION

and

THE PURCHASER NAMED ON SCHEDULE A HERETO

Schedule A — List of Purchasers and Commitment Amounts

Schedule B — Subsidiaries

Exhibit A —  Form of Opinion of Vinson & Elkins L.L.P.

2

COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON STOCK SUBSCRIPTION AGREEMENT, dated as of October 3, 2016 (this “Agreement”), is by and between ANTERO RESOURCES CORPORATION,  a Delaware corporation (the “Company”), and the purchaser listed on Schedule A hereof (the  “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the provisions of this Agreement; and

WHEREAS, the Company and the Purchaser will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will provide the Purchaser with certain registration rights with respect to the Common Shares acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE  I

DEFINITIONS

Section 1.1     Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Share Price” means $26.00.

“Common Shares” has the meaning specified in the recitals.

“Common Stock” has the meaning specified in the recitals.

“Company” has the meaning set forth in the introductory paragraph.

“Company Related Parties” has the meaning specified in Section 5.2.

“Company SEC Documents” has the meaning specified in Section 3.1.

“consent” has the meaning specified in Section 3.8.

“Environmental Laws” has the meaning specified in Section 3.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Indemnified Party” has the meaning specified in Section 5.3.

“Indemnifying Party” has the meaning specified in Section 5.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien”  has the meaning specified in Section 3.4.

“Material Adverse Change”  means a material adverse effect on the management, condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Change shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon the Company and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“Material Adverse Effect” has the meaning specified in Section 3.3.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement, and any amendments, supplements, continuations or modifications thereto.

“Permits” has the meaning specified in Section 3.13.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Purchase Price” means, with respect to the Purchaser, the amount set forth opposite the Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means, with respect to the Purchaser, the number of Common Shares equal to the aggregate Purchase Price set forth opposite the Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Common Share Price.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 5.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary”  means all of the subsidiaries of the Company (other than Antero Midstream Partners LP and its subsidiaries),  each of which is listed on Schedule B attached hereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1     Sale and Purchase.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its Purchased Shares, and the Purchaser agrees, severally and not jointly, to pay the Company the Common Share Price for each Purchased Share.

Section 2.2     Closing.  Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m. (Central Time) on October 7, 2016, or at such other time as the Company and Purchaser determine (the date of such closing, the “Closing Date”).  The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby.  Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3     Purchaser’s Conditions.  The obligation of the Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser on behalf of itself in writing with respect to its Purchased Shares, in whole or in part, to the extent permitted by applicable Law):

(a)     the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)     (i) the representations and warranties of the Company (A) set forth in Section 3.3,  Section 3.4,   Section 3.6 and Section 3.17 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c)     the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Shares;

(d)     no notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock; and

(e)     the Company shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Company’s closing deliveries described in Section 2.5.

Section 2.4     Company’s Conditions.  The obligation of the Company to consummate the issuance and sale of the Purchased Shares to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)     the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b)     the Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date; and

(c)     the Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing the Purchaser’s closing deliveries described in Section 2.6,

Section 2.5     Deliveries by the Company.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will deliver (or cause to be delivered) the following:

(a)     evidence of issuance of the Purchased Shares credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.10, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(b)     a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing;

(c)     a cross receipt executed by the Company and delivered to the Purchaser certifying that it has received the Purchase Price from the Purchaser as of the Closing Date;

(d)     the Registration Rights Agreement with respect to the Purchased Shares, which shall have been duly executed by the Company;

(e)     an opinion addressed to the Purchaser from Vinson & Elkins L.L.P., legal counsel to the Company, dated as of the Closing, in the form and substance attached hereto as Exhibit A; and

(f)     a certificate of the Secretary of the Company, certifying as to (1) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (3) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.6     Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, the Purchaser is delivering (or causing to be delivered) the following:

(a)     the Purchase Price payable by the Purchaser in accordance with Schedule A, by wire transfer of immediately available funds;

(b)     a Form W-9 (or equivalent) executed by the Purchaser;

(c)     the Registration Rights Agreement with respect to the Purchased Shares, which shall have been duly executed by the Purchaser; and

(d)     a  cross-receipt executed by the Purchaser and delivered to the Company certifying that the Purchaser has received the Purchased Shares from the Company on the Closing Date.

Section 2.7     Taking of Necessary Action

Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchaser contemplated by this Agreement related specifically to the acquisition of the Purchased Shares.  Without limiting the foregoing, each of the Company and the Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of any governmental or regulatory authority that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. The Purchaser agrees that its trading activities, if any, with respect to Company’s securities will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by the Purchaser or its auditors relating to the actual holdings of the Purchaser or its accounts; provided that, the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

Section 3.1     Periodic Reports.  Since December 31, 2015, all forms, reports, schedules and statements required to be filed by the Company under the Exchange Act (all such documents, including the exhibits thereto, collectively the  “Company SEC Documents”) have been filed with the Commission on a timely basis.  The Company SEC Documents, at the time filed (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act.

Section 3.2     Financial Statements.  The financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Company SEC Documents comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included in the Company SEC Documents has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

Section 3.3     Organization and Good Standing.  The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole or (B) materially impair the ability of the Company or any of its Subsidiaries to perform their respective obligations under this Agreement (each of clause (A) and (B), a “Material Adverse Effect”). Each of the Company and its Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Company SEC Documents.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Antero Midstream Partners LP and its subsidiaries and the subsidiaries listed in Schedule B hereto.

Section 3.4     Capitalization.  The authorized equity interests of the Company consist of 50,000,000 shares of preferred stock, par value $0.01 per share, and 1,000,000,000 shares of Common Stock. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Company SEC Documents in all material respects and are not subject to any preemptive right, resale right, right of first refusal or similar right.  Other than awards issued pursuant to the Company’s Long-Term Incentive Plan, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding, except as disclosed in the Company SEC Documents.  All of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (“Liens”), except as described in the Company SEC Documents.

Section 3.5     Power and Authority.  The Company has full right, power and authority to execute and deliver each of the Operative Documents and to perform its obligations thereunder.

Section 3.6     Authorization, Execution and Delivery of the Operative Documents.   Each of the Operative Documents has been duly authorized, executed and delivered by the Company.

Section 3.7     No Conflicts.  The execution, delivery and performance of this Agreement, the sale of the Purchased Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Subsidiaries; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8     No Consents.  No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by the Company of the Operative Documents; (ii) the sale of the Purchased Shares; or (iii) the consummation of the transactions contemplated by the Operative Documents; except (A) such as have been, or prior to the Closing Date will be, obtained or made, (B) for the registration of the Common Stock under the Securities Act pursuant to the Registration Rights Agreement and consents as may be required under the Exchange Act and applicable state securities laws, and (C) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.9     Legal Proceedings.  Except as described in the Company SEC Documents, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

Section 3.10     Labor Relations.

No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s Subsidiaries’ contractors, except as could not reasonably be expected to have a Material Adverse Effect.

Section 3.11     Compliance.    Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.12     Environmental Laws

Except as described in the Company SEC Documents: (i) the Company and its Subsidiaries (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Company, threatened against the Company under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

Section 3.13     Regulatory Permits

The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Company SEC Documents, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

Section 3.14     Independent Accountants.  KPMG LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.15     Accounting Controls.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, the Company’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed by KPMG LLP, there were no material weaknesses or significant deficiencies in the internal controls of the Company.

Section 3.16     Taxes.  Except as disclosed in the Company SEC Documents, the Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and except as otherwise disclosed in the Company SEC Documents or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

Section 3.17     No Material Adverse Change.  Since January 1, 2016, no event or circumstance has occurred that, individually or in the aggregate, constitutes or would reasonably be expected to constitute a Material Adverse Change.

Section 3.18     Certain Fees.  No fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.  The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.19     No General Solicitation; No Advertising.  The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.20     No Registration Required.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.21     No Integration.  The Company has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Purchased Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

Section 3.22     Listing and Maintenance Requirements.  The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. Subject to the requirements of NYSE Rule 312.03(c), the issuance and sale of the Purchased Shares do not contravene NYSE rules and regulations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1     Organization and Good Standing.  Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted.

Section 4.2     Authorization, Enforceability.  Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of each Operative Document has been duly authorized by all necessary action on the part of such Purchaser; and the Operative Documents constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3     No Conflicts.  The execution, delivery and performance of the Operative Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

Section 4.4     Certain Fees.  No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.  Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.5     Investment.  The Purchased Shares are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including,  if available, Rule 144 promulgated thereunder).  If such Purchaser should in the future decide to dispose of any of the Purchased Shares, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6     Nature of Purchaser.

(a)     Such Purchaser represents and warrants to the Company that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(b)     Such Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser.  Such Purchaser or its Representatives have been afforded the opportunity to ask questions of the Company or its Representatives.  Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement.  Such Purchaser understands and acknowledges that its purchase of the Purchased Shares involves a high degree of risk and uncertainty.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares.

Section 4.7     Restricted Securities.  Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8     Reliance Upon Purchaser’s Representations and Warranties.  Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

Section 4.9     Short Selling.  Such Purchaser has not engaged in any Short Sales involving Common Shares owned by it between the time it first began discussions with the Company about the transactions contemplated by this Agreement and the date of execution of this Agreement.

Section 4.10     Legend; Restrictive Notation.  Such Purchaser understands that the certificates evidencing the Purchased Shares or the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Shares, as applicable, will bear the following legend or restrictive notation:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

Section 4.11     Ownership of Securities.  Such Purchaser and its Affiliates do not, as of the date hereof, own five percent or more of the Company’s issued and outstanding capital stock.

Section 4.12     Company Information.  Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all Company SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

Section 4.13     Sufficient Funds.  Such Purchaser has available to it as of the date of this Agreement and will have at the Closing, sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Purchase Price in immediately available cash funds.

ARTICLE  V

INDEMNIFICATION

Section 5.1     Indemnification by the Company.  The Company agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 5.1.

Section 5.2     Indemnification by Purchaser.  The Purchaser agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Company Related Party shall be entitled to recover special, consequential or punitive damages.

Section 5.3     Indemnification Procedure.  Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.  The remedies provided for in this Article V are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VI

MISCELLANEOUS

Section 6.1     Interpretation and Survival of Provisions.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect.   The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 6.2     Survival of Provisions.  The representations,  warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or the Purchaser;       provided that the covenants and agreements contained in Section 6.7 shall survive until performed in full.  All indemnification obligations of the Company and the Purchaser pursuant to this Agreement and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 6.3     No Waiver; Modifications in Writing.

(a)     Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)     Amendments and Waivers.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 6.4     Binding Effect; Assignment.

(a)     Binding Effect.  This Agreement shall be binding upon the Company, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)     Assignment of Rights.  All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of the Company by delivery of an agreement to be bound and a revised Schedule A.  No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company).

Section 6.5     Confidentiality.  Notwithstanding anything herein to the contrary, to the extent that the Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company,  the Purchaser shall continue to be bound by such confidentiality agreement.

Section 6.6     Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to the Purchaser:

Evans Investments Pte. Ltd.
60B Orchard Road #06-18 Tower 2,
The Atrium@Orchard
Singapore 238891
Attention: Neil McGregor

Email: neilmcgregor@temasek.com.sg

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Scott Petepiece and Richard B. Alsop
Facsimile: 646-848-8576 and 646-848-7333
Email: spetepiece@shearman.com and richard.alsop@shearman.com

(b) If to Antero Resources Corporation:

1615 Wynkoop Street
Denver, Colorado 80202
Attention: President, Chief Financial Officer & Secretary
Facsimile: 303.357.7315
Email: gwarren@anteroresources.com

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, Texas 77002
Attention: W. Matthew Strock and Julian J. Seiguer
Facsimile: 713.615.5650 and 713.615.5862
Email: mstrock@velaw.com and jseiguer@velaw.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.7     Removal of Legend.  In connection with a sale of the Purchased Shares by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and the Company a broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Purchased Shares have been held.  Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend in the Purchaser’s certificates evidencing the Purchased Shares or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.10, and the

Company shall bear all costs associated therewith.  After a registration statement under the Securities Act permitting the public resale of the Purchased Shares has become effective or the Purchaser or its permitted assigns have held the Purchased Shares for one year, if the book-entry account of such Purchased Shares still bears the notation of the restrictive legend referred to in Section 4.10, the Company agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.10 from the Purchased Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company ~~(and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction)~~ and regarding the length of time the Purchased Shares have been held.

Section 6.8     Entire Agreement.  This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein.  This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.9     Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 6.10     Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.11     Termination.

(a)     This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and the Purchaser.

(b)     Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any governmental or regulatory authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c)     Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by the Purchaser (with respect to the obligations of the Purchaser) or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before October 31, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 6.11(c) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 2.3 or Section 2.4 to be satisfied at such time.

(d)     In the event of the termination of this Agreement as provided in this Section 6.11, (1) this Agreement shall forthwith become null and void and (2) there shall be no liability on the part of any party hereto, except as set forth in Article V of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Company;  provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 6.12     Recapitalization, Exchanges, Etc. Affecting the Common Stock.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Alvyn A. Schopp
Chief Administrative Officer, Regional Senior
Vice President and Treasurer

Signature Page to

Common Stock Subscription Agreement

EVANS INVESTMENTS PTE. LTD.:

By:	/s/ Neil McGregor
	Name:	Neil McGregor
	Title:	Authorized Signatory

Signature Page to

Common Stock Subscription Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Shares of Common Stock	Purchase Price

Evans Investments Pte. Ltd.	6,730,769	$26.00

Schedule B  – Subsidiaries

Name	Jurisdiction of Organization
Monroe Pipeline LLC	Delaware
AR OHIO LLC	Delaware

Exhibit A

Form of Opinion of Vinson & Elkins L.L.P.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Stock Subscription Agreement (the “Subscription Agreement”). The Company shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Company, addressed to the Purchaser and dated the Closing Date in form satisfactory to the Purchaser, stating that:

(i)     The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct the businesses in which it is currently engaged; and the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions listed on Annex A to such opinion.

(ii)      The Purchased Shares have been duly authorized in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and, when issued and delivered by the Company to the Purchaser upon payment therefor in accordance with the Subscription Agreement, will be validly issued, fully paid and non-assessable.

(iii)     Assuming the accuracy of the representations and warranties of the Purchaser and the Company contained in the Subscription Agreement, the offer, issuance and sale of the Purchased Shares by the Company to the Purchaser solely in the manner contemplated by the Subscription Agreement are exempt from the registration requirements of the Securities Act; provided that such counsel will express no opinion as to any subsequent sale.

(iv)     No consent, approval, authorization or order of, or filing with, any Person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Subscription Agreement, except such as have been disclosed in the Company SEC Documents, such as have been obtained or made, or such as may be required under federal or state securities laws or by the rules of the Financial Industry Regulatory Authority, Inc., in each case where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Company and its Subsidiaries to consummate the transactions contemplated by the Subscription Agreement.

Exhibit A to

Common Stock Subscription Agreement